EXHIBIT 11



                           IPI, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)


                                                      Three Months Ended       Nine Months Ended
                                                           August 31,             August 31,
                                                      ------------------       ----------------
                                                       1998         1997       1998        1997
                                                       ----         ----       ----        ----

Net Income                                            $  554      $  470      $1,499      $1,239

Weighted average number of issued shares
   outstanding                                         4,734       4,734       4,734       4,734
Shares used in computation of basic earnings
   per common stock                                    4,734       4,734       4,734       4,734
                                                      ======      ======      ======      ======


Dilutive effect of outstanding stock options and
   stock warrants after application of treasury
   stock method                                           24           0          12           0
                                                      ------      ------      ------      ------
Common and common equivalent shares
   outstanding-diluted                                 4,758       4,734       4,746       4,734
                                                      ======      ======      ======      ======
Basic earnings per common share                       $  .12      $  .10      $  .32      $  .26
                                                      ======      ======      ======      ======

Diluted earnings per common share                     $  .12      $  .10      $  .32      $  .26
                                                      ======      ======      ======      ======



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